EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated as of August 31, 2018.

MERCURIA ASSET HOLDINGS (HONG KONG) LIMITED

By:	/s/ Henry Birt
Name:	Henry Birt
Title:	Director

MERCURIA ENERGY GROUP LIMITED

By:	/s/ Henry Birt
Name:	Henry Birt
Title:	Director

MERCURIA ENERGY GROUP HOLDING LTD.

By:	/s/ Henry Birt
Name:	Henry Birt
Title:	Director

MDJ OIL TRADING LIMITED

By:	/s/ Patrick Burki
Name:	Patrick Burki
Title:	Director

MDJ PARTNERSHIP

By:	/s/ Marco Dunand
Name:	Marco Dunand
Title:	Partner

By:	/s/ Marco Dunand
Name:	Marco Dunand

By:	/s/ Daniel Jaeggi
Name:	Daniel Jaeggi